                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (the CNB Corporation 2004 Employee Stock Purchase Plan) (File No. 114225) and the Registration Statement on Form S-8 (the CNB Corporation 1996 Stock Option Plan) (File No. 333-100250) of our report dated March 28, 2008 relating to the financial statements of CNB Corporation at and for the years ended December 31, 2007, 2006, and 2005, which report is included in Item 13 of the Annual Report on Form 10-K on CNB Corporation.


                                        Plante & Moran, PLLC

Grand Rapids, Michigan
March 28, 2008

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (the CNB Corporation 2004 Employee Stock Purchase Plan) (File No. 114225) and the Registration Statement on Form S-8 (the CNB Corporation 1996 Stock Option Plan) (File No. 333-100250) of our report dated March 30, 2007 relating to the financial statements of CNB Corporation as of December 31, 2006 and for the years ended December 31, 2006, and 2005, which report is included in Item 13 of the Annual Report on Form 10-K on CNB Corporation.


                                        Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 28, 2008